UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2022

MOBIQUITY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	001-41117	11-3427886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

35 Torrington Lane Shoreham, New York	11786
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 246-9422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Common Stock, $0.0001 par value per share; Common Stock Purchase Warrants.

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2022, Mobiquity Technologies, Inc. (“Company”), and Walleye Opportunities Master Fund Ltd, a Cayman Islands company (the “Investor”), entered into a Securities Purchase Agreement (the “Agreement”) for the Investor to purchase from the Company (i) a senior secured 20% OID nine-month promissory note in an aggregate original principal amount of $1,437,500 in the form set forth in exhibit 10.2 (the “Investor Note”), and (ii) a warrant to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) in the form set forth in exhibit 10.3, which is not exercisable until July 1, 2023 (the “Investor Warrant”). A total of 522,727 shares of Common Stock, or approximately 5.3% of the Company’s outstanding shares of Common Stock, were issued to the Investor as an incentive on the transaction, excluding the above referenced Investor Warrant, the shares of Common Stock exercisable pursuant to such Investor Warrant not being considered beneficially owned by the Investor until the Investor Warrant is exercisable within 60 days. A fee of $103,500 plus warrants to purchase 26,136 shares of Common Stock exercisable at $0.484 per share were issued to Spartan Capital Securities LLC. Approximately $163,000 of the loan proceeds were utilized to retire a small business loan originally in the principal amount of $150,000. The Investor Note will only become convertible into Common Stock upon the occurrence of an Event of Default under and as defined in the Investor Note on terms set forth in the Investor Note. The Company granted a security interest in all of its assets to the Investor as collateral for its obligations under the Investor Note pursuant to a Security Agreement in the form set forth in exhibit 10.4 (the “Security Agreement”). In addition, the Company’s subsidiaries guaranteed the obligations of the Company under the Investor Note pursuant to a Subsidiary Guarantee in the form set forth in exhibit 10.5 (the “Subsidiary Guarantee”) and granted a first lien security interest in all of their assets to the Investor as additional collateral pursuant to the Security Agreement. All securities sold in the above described transaction contain certain piggy-back registration rights. For additional information on the terms of this transaction, reference is made to the exhibits filed to this Form 8-K.

Section 3 – Securities and Trading Market

Item 3.02	Unregistered Sales of Equity Securities.

The information required in this item 3.02 can be found under item 1.01 above and such information is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith this Form 8-K:

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of December 30, 2022
10.2	Investor Note (included as Annex A to exhibit 10.1)
10.3	Investor Warrant (included as Annex B to exhibit 10.1)
10.4	Subsidiary Guarantee (included as Annex D to exhibit 10.1)
10.5	Security Agreement (included as Annex E to exhibit 10.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 4, 2023	MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean L. Julia
Dean L. Julia, Chief Executive Officer

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